UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2010

PERRIGO COMPANY

(Exact Name of Registrant as Specified in Charter)

MICHIGAN	0-19725	38-2799573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan		49010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On March 22, 2010, Perrigo Company (the “Company”), PBM Holdings, Inc. (“Holdings”), PBM Nutritionals, LLC (“Nutritionals” and together with Holdings, “PBM”), Pine Holdings Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Holdings Merger Sub”), Pine Nutritionals Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Nutritionals Merger Sub” and together with Holdings Merger Sub, the “Merger Subs”), and PBM Stakeholders, LLC, as the representative of the Stakeholders (as defined below), entered into a Merger Agreement whereby (i) Holdings Merger Sub will merge with and into Holdings with Holdings surviving as a wholly-owned subsidiary of the Company, and (ii) Nutritionals Merger Sub will merge with and into Nutritionals with Nutritionals surviving as a wholly-owned subsidiary of the Company (collectively, the “Mergers”). The Company will pay PBM’s stockholders, option holders, stock appreciation rights holders, unitholders and unit appreciation rights holders (collectively, the “Stakeholders”) an aggregate purchase price of $808 million, less proceeds used to retire certain PBM indebtedness, and subject to certain working capital and other adjustments as provided in the Merger Agreement (the “Merger Consideration”). The Company will pay the full amount of the Merger Consideration in cash, which is intended to be funded through a combination of (a) cash on hand, (b) borrowing under the Company’s existing senior financing facilities, and (c) additional senior debt. In addition, in the event the Company is unable to pay the entire Merger Consideration using these three sources, the Company has obtained a commitment from JPMorgan Chase Bank (“JPMCB”) to provide a bridge loan of up to $350 million, which the Company may draw upon in order to pay a portion of the Merger Consideration.

The completion of the Mergers is subject to certain conditions, including, among others, that (i) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or been terminated, (ii) subject to certain materiality exceptions, the representations and warranties made by the Company and PBM, respectively, are true and correct and (iii) the Company and PBM are in compliance in all material respects with their respective Merger Agreement obligations.

The Merger Agreement contains customary representations, warranties and covenants by the parties. At the closing of the Mergers (the “Effective Time”), the Company will pay $86.8 million of the Merger Consideration into two escrow accounts. The first escrow account, in the amount of $6 million, will be used to satisfy any obligation of the Stakeholders to pay post-closing adjustments to the purchase price and, if any portion of the escrow remains after satisfaction of the Stakeholder’s obligations, to reimburse the Stakeholders’ representative’s fees and expenses. Any amounts remaining in the post-closing adjustments escrow account after reimbursing the Stakeholders’ representative will be released to the Stakeholders. The second escrow account, in the amount of $80.8 million, will be the sole and exclusive remedy available to the Company if PBM’s representations and warranties fail to be true and correct (subject to certain materiality exceptions) at the signing or the Effective Time, or if PBM breaches any of their covenants or agreements pursuant to the Merger Agreement (subject to certain specified exceptions). Any amounts remaining in the indemnity escrow account 18 months after the Effective Time, other than amounts set aside for claims pending at such time, will be used to reimburse the Stakeholders’ representative’s fees and expenses, if necessary, and then released to the Stakeholders. The Company’s indemnification claims are subject to an $8.08 million deductible. Additionally, the Company will pay $10 million of the Merger Consideration into an account specified by the Stakeholders’ representative to cover expenses incurred by the Stakeholders’ representative in connection with its duties under the Merger Agreement.

If all of the conditions to the obligations of the Company and PBM (subject to certain specified exceptions) have been satisfied or waived, and the Company has not consummated the Mergers by May 17, 2010, or if PBM is entitled to terminate the Merger Agreement due to a breach by the Company of its representations, warranties or covenants that results in a condition to the obligation of PBM to consummate the Mergers not being satisfied, then the Merger Agreement may be terminated by PBM. If PBM terminates the Merger Agreement as described in the preceding sentence, the Company would be required to pay PBM a termination fee of $32 million, plus the reasonable expenses of PBM not to exceed $3 million.

Employment Offer Letter

On March 22, 2010, concurrent with the execution of the Merger Agreement, Paul B. Manning, the President and CEO of Holdings and Nutritionals, accepted an employment offer letter by the Company (the “Employment Offer Letter”), the effectiveness of which is contingent upon the consummation of the Mergers. Pursuant to the Employment Offer Letter, following the Effective Time, Mr. Manning will be employed as the Executive Vice President and General Manager of each of Holdings and Nutritionals. The Employment Offer Letter sets forth the terms and conditions of Mr. Manning’s employment and provides for, among other matters, (i) a base salary at a monthly rate of $100,000 and (ii) retirement benefits, fringe benefits and insurance coverages as are made available to executives of the Company generally. Under the terms and conditions of the Employment Offer Letter, Mr. Manning will be employed for one year from the Effective Time. Mr. Manning may terminate his employment on not less than 45 days written notice or for good reason (as defined in the Employment Offer Letter). The Company may terminate Mr. Manning’s employment on not less than 45 days written notice or for cause (as defined in the Employment Offer Letter). If Mr. Manning’s employment is terminated by him for good reason or by the Company without cause and he thereafter delivers a general release, he will be entitled to a severance payment equal to his base salary from the date of termination through the one-year anniversary of the Effective Time.

Manning Non-Competition Agreement

On March 22, 2010, concurrent with the execution of the Merger Agreement, Paul B. Manning entered into a non-competition agreement with the Company (the “Manning Non-Competition Agreement”), the effectiveness of which is contingent upon the consummation of the Mergers. The Manning Non-Competition Agreement provides that, until the fifth anniversary of the Effective Time, Mr. Manning will not (i) compete, directly or indirectly, with the business conducted by PBM, (ii) solicit any employees of the Company or its affiliates, with limited exceptions, or (iii) disparage the Company or its affiliates. The Manning Non-Competition Agreement also provides that (a) while Mr. Manning is employed by the Company he will not compete, directly or indirectly, with any products or categories of products that are developed or manufactured by the Company or its affiliates and identified in the Manning Non-Competition Agreement, and (b) until the second anniversary of the Effective Time, Mr. Manning will not compete, directly or indirectly, with any of the products developed or manufactured by the Company or its affiliates and identified in the Manning Non-Competition Agreement.

Company Non-Competition Agreement

On March 22, 2010, concurrent with the execution of the Merger Agreement, the Company entered into a non-competition agreement with PBM (the “Company Non-Competition Agreement”). The Company Non-Competition Agreement terminates upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement by the Company for breach by PBM of certain representations, warranties and covenants, and (iii) the second anniversary of the date of termination of the Merger Agreement other than for proper termination by the Company as described in clause (ii) above. The Company Non-Competition Agreement provides that, among other things, the Company and its affiliates will not (a) engage in the business conducted by PBM, with limited exceptions, (b) solicit any employees of PBM or any of their controlled affiliates, with limited exceptions, or (c) disparage PBM or any of their controlled affiliates.

Commitment Letter

On March 22, 2010, concurrent with the execution of the Merger Agreement, the Company, J.P. Morgan Securities, Inc. (“JPMorgan”) and JPMCB executed a commitment letter (the “Commitment Letter”) with respect to a 364-day senior term loan in an aggregate amount of up to $350 million (the “Facility”) to be made at the Effective Time. Under the terms of the Commitment Letter, subject to certain conditions, JPMorgan will act as the sole lead arranger and sole bookrunner, and JPMCB has committed to provide the entire amount of the Facility, which may be syndicated, and to serve as administrative agent. The purpose of the Facility is to provide financing for the Mergers. The Commitment Letter contemplates that collateral pledges and guarantees will be consistent with those required under the Company’s existing Term Loan Agreement dated as of April 22, 2008 among the Company, certain foreign subsidiary borrowers party thereto, the lenders party thereto, JPMCB, as administrative agent, and Bank Leumi USA, as syndication agent, as amended through the Effective Time (the “Existing Facility”). JPMCB’s commitment and JPMorgan’s obligations are subject to, among other things, the negotiation and execution of definitive financing documentation with respect to the Facility consistent with the terms of the Commitment Letter and the Company’s Existing Facility.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Employment Offer Letter, the Manning Non-Competition Agreement, the Company Non-Competition Agreement and the Commitment Letter filed herewith as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1*	Merger Agreement, dated as of March 22, 2010, by and among PBM Holdings, Inc., PBM Nutritionals, LLC, Perrigo Company, Pine Holdings Merger Sub, Inc., Pine Nutritionals Merger Sub, Inc., and PBM Stakeholders, LLC, as the Stakeholders’ Representative.

10.1	Employment Offer Letter from Perrigo Company to Paul B. Manning, dated as of March 22, 2010.

10.2	Non-Competition Agreement by and between Perrigo Company and Paul B. Manning, dated as of March 22, 2010.

10.3	Non-Competition Agreement by and among Perrigo Company, PBM Holdings, Inc. and PBM Nutritionals, LLC, dated as of March 22, 2010.

10.4	Senior Term Loan Commitment Letter by and between Perrigo Company and J.P. Morgan Securities Inc., dated March 22, 2010.

*	Perrigo Company undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)

Date: March 24, 2010
	By:	/s/ Todd W. Kingma
Todd W. Kingma
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

2.1*	Merger Agreement, dated as of March 22, 2010, by and among PBM Holdings, Inc., PBM Nutritionals, LLC, Perrigo Company, Pine Holdings Merger Sub, Inc., Pine Nutritionals Merger Sub, Inc., and PBM Stakeholders, LLC, as the Stakeholders’ Representative.

10.1	Employment Offer Letter from Perrigo Company to Paul B. Manning, dated as of March 22, 2010.

10.2	Non-Competition Agreement by and between Perrigo Company and Paul B. Manning, dated as of March 22, 2010.

10.3	Non-Competition Agreement by and among Perrigo Company, PBM Holdings, Inc. and PBM Nutritionals, LLC, dated as of March 22, 2010.

10.4	Senior Term Loan Commitment Letter by and between Perrigo Company and J.P. Morgan Securities Inc., dated March 22, 2010.

*	Perrigo Company undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.

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